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                                                                   EXHIBIT 10.23

                             SERVICE AGREEMENT
                  APPLICABLE TO TRANSPORTATION OF NATURAL GAS
                           UNDER RATE SCHEDULE FTNN


          AGREEMENT made as of October 1, 1993, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and BOSTON GAS COMPANY, a Massachusetts corporation, hereinafter called "Customer."

          WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                                  QUANTITIES
                                  ----------

          A. During the term of this Agreement, Pipeline will transport for Customer, on a firm basis, and Customer may furnish, or cause to be furnished, to Pipeline natural gas for such transportation, and Customer will accept, or cause to be accepted, delivery from Pipeline of the quantities Customer has tendered for transportation.

          B. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as set forth on Exhibit A, attached hereto.


                                  ARTICLE II
                                     RATE
                                     ----

          A. Unless otherwise mutually agreed in a written amendment to this Agreement, beginning on October 1, 1993, Customer shall pay Pipeline for transportation services rendered pursuant to this Agreement, the maximum rates and charges provided under Rate Schedule FTNN set forth in Pipeline's effective FERC Gas Tariff, including applicable surcharges and the Fuel Retention Percentage.

          B. Pipeline shall have the right to propose, file and make effective with the Federal Energy Regulatory Commission or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule FTNN "Applicability and Character of Service," (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such
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changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.


                                  ARTICLE III
                               TERM OF AGREEMENT
                               -----------------

          Subject to all the terms and conditions herein, this Agreement shall be effective as of October 1, 1993, and shall continue in effect for a primary term through and including March 31, 2003, and from year to year thereafter, until either party terminates this Agreement by giving written notice to the other at least twelve months prior to the start of the next contract year.


                                  ARTICLE IV
                        POINTS OF RECEIPT AND DELIVERY
                        ------------------------------

          The Points of Receipt and Delivery and the maximum quantities for each point for all gas that may be received for Customer's account for transportation by Pipeline shall be as set forth on Exhibit A.


                                   ARTICLE V
                              REGULATORY APPROVAL
                              -------------------

          Performance under this Agreement by Pipeline and Customer shall be contingent upon Pipeline and Customer receiving all necessary regulatory or other governmental approvals upon terms satisfactory to each. Should Pipeline or Customer be denied such approvals to provide or continue the service contemplated herein, or to construct and operate any necessary facilities therefore upon the terms and conditions requested in the application therefore, then Pipeline's and Customer's obligations hereunder shall terminate.


                                  ARTICLE VI
                INCORPORATION BY REFERENCE OF TARIFF PROVISIONS
                -----------------------------------------------

          To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline's effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

              1. All of the provisions of Rate Schedule FTNN, or any effective superseding rate schedule or otherwise applicable rate schedule; and

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              2.   All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.


                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

          A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VII.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

          B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

  Pipeline:   CNG Transmission Corporation
              445 West Main Street
              Clarksburg, West Virginia  26301
              Attention:  Vice President, Marketing
                          and Customer Services

  Customer:   Boston Gas Company
              One Beacon Street
              Boston, MA    02108
              Attention:  Manager, Gas Supply

or at such other address as either party shall designate by formal written notice.

          C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

          D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

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                                 ARTICLE VIII
                                PRIOR CONTRACTS
                                ---------------

          If this Service Agreement becomes effective as an executed Service Agreement, it shall supersede and cancel, as of its effective date, the Service Agreement between Customer and Pipeline Applicable to Transportation of Natural Gas under Rate Schedule TF dated June 1, 1993, and the Service Agreement between Customer and Pipeline Applicable to the Sales of Natural Gas Under Rate Schedule CD dated June 1, 1993. Otherwise, each of these instruments shall remain in full force and effect unless it shall have expired by its own terms.

          IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this Agreement to be signed by their duly authorized officials as of the day and year first written above.



                                        CNG TRANSMISSION CORPORATION
                                                         (Pipeline)



                                        By:  /s/ Joseph A. Curin
                                           -------------------------------
                                        Its:  Vice President



                                        BOSTON GAS COMPANY
                                                         (Customer)



                                        By:  /s/ William R. Luthern
                                            ------------------------------
                                        Its: VICE PRESIDENT
                                            ------------------------------
                                                         (Title)

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                                   EXHIBIT A

                             TO THE FTNN AGREEMENT
                             DATED OCTOBER 1, 1993
                     BETWEEN CNG TRANSMISSION CORPORATION
                            AND BOSTON GAS COMPANY



A.   QUANTITIES
     ----------

     The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as follows:

     1.   A Maximum Daily Transportation Quantity (MDTQ) of 21,394 Dt.

     2.   A Maximum Annual Transportation Quantity (MATQ) of 7,808,810 Dt.

B.   POINTS OF RECEIPT
     -----------------

     The Points of Receipt and the maximum quantities for each point shall be as set forth below. Pipeline will use due care and diligence to assure, and Customer will use due care and diligence to cause its transporter to assure, that uniform pressures will be maintained at the Receipt Points as reasonably may be required to render service hereunder, but Pipeline shall not be required to accept gas at less than the minimum pressures specified herein. In addition to the quantities specified below, Customer may increase the quantities furnished to Pipeline at each receipt point, so long as such quantities, when reduced by the fuel retention percentage specified in Pipeline's currently effective FERC Gas Tariff, do not exceed the quantity limitation specified below for each receipt point.

     1. Up to 12,978 Dt per Day at the interconnection of the facilities of Pipeline and Texas Gas Transmission Corporation, Texas Eastern Transmission Corporation ("Texas Eastern"), ANR Pipeline Company, Trunkline Gas Company, or other pipeline(s) in Warren County, Ohio, known as the Lebanon Interconnection, at a pressure of not less than five hundred thirty-one (531) pounds per square inch gauge ("psig");

     2. Up to 4,918 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern or other pipeline(s) in Westmoreland County, Pennsylvania, known as the Oakford Interconnection, at a pressure of not less than five hundred seventy-five (575) psig; and

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                                                                       EXHIBIT A

                                                  OCTOBER 1, 1993 FTNN AGREEMENT
                                            BETWEEN CNG TRANSMISSION CORPORATION
                                                      AND THE BOSTON GAS COMPANY

                                                                     PAGE 2 OF 2


     3. Up to a combined maximum daily quantity of 3,498 Dt at existing points of interconnection between the facilities of Pipeline and Tennessee Gas Pipeline Company in Kanawha County, West Virginia, known as the Cornwell Interconnection, at a pressure of not less than four hundred seventy five (475) psig; or the Institute Interconnection, at a pressure of not less than four hundred (400) psig, with the specific allocation of quantities among these points to be determined by Pipeline.

C.   POINT OF DELIVERY
     -----------------

     The Point of Delivery and the maximum quantity for that point shall be as set forth below. Pipeline will use due care and diligence to assure, and Customer will use due care and diligence to cause its transporter to assure, that uniform pressures will be maintained at the Delivery Point as reasonably may be required to render service hereunder, and Pipeline will use due care and diligence to deliver gas within the pressure limitations specified herein.

          Up to 21,394 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern, Transcontinental Gas Pipe Line Corporation or other pipeline(s) in Clinton County, Pennsylvania, known as the Leidy Interconnection, at a pressure of not less than one-thousand, two-hundred (1,200) psig.